                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          CHOICE HOTEL HOLDINGS, INC.

                  Choice Hotels Holdings, Inc. (the Corporations, a corporation incorporated on June 27, 1996 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

                  FIRST: The board of directors of the Corporation (the "Board of Directors) adopted a resolution proposing and declaring advisable the following amendments to and restatement of the Certificate of Incorporation of the Corporation.

                  SECOND: This Restated Certificate of Incorporation was duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the GCL.

                  THIRD: The text of the Certificate of Incorporation is hereby amended and restated as herein set forth in full:

                  1. The name of the corporation is CHOICE HOTELS INTERNATIONAL, INC. (the "Corporation").

                  2. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

                  4. The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is One Hundred Sixty-Five Million (165,000,000), of which One Hundred Sixty Million (160,000,000) shares having a par value of One Cent ($.01) per share shall be common stock, and Five Million (5,000,000) shares having a par value of One Cent ($.0l) per share shall be preferred stock.

                  Shares of common stock of the Corporation may be issued from time to time in on or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of common stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of common stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant
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to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                  Without limiting the generality of the foregoing, shares of a series of common stock consisting of One Hundred Million (100,000,000) shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called "Common Stock."

                  The holders of record of the Common Stock shall be entitled to the following rights:

                  (a) Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, to vote at all meetings of stockholders of the Corporation, and at all such meetings such holders shall have one vote in respect of each share of Common Stock held of record by them;

                  (b) subject to the rights of any holders of any class or series of capital stock having a preference with respect to dividends to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

                  (c) subject to the rights of any holders of any class or series of capital stock having a preference with respect to distribution of assets upon liquidation, dissolution or winding-up, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

                  Shares of the preferred stock of the Corporation may be issued from time to time in one or more classes or series, each or which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                  The stockholders of the Corporation are expressly denied the preemptive right to subscribe to any or all additional shares of capital stock of the Corporation or any or all classes or series thereof.

                  Upon this Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the

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Corporation's common stock, par value $.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represents shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the sum obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one.

                  5. The Corporation expressly elects not to be governed by
Section 203 of the GCL.

                  6. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, any action required to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders in lieu of a meeting.

                  Special meetings of the stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors or (ii) the Secretary of the Corporation within 10 calendar days after receipt of the written request of a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

                  Meetings of stockholders may be held within or without the State of Delaware, an the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                  7. A. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, the business and affairs of the Corporation shall be managed by or under the direction of the board of Directors consisting of not less than 3 nor more than 12 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. The directors shall be divided into three classes designated Class I, Class II and Class III. Each Class of directors shall consist, an nearly as may be possible, of one-third of the total number of directors constituting the Whole Board. The initial term of the Class I directors shall expire upon the election and qualification of their successors at the 1997 annual meeting of stockholders; the initial term of the Class II directors shall expire upon the election and qualification of their successors at the 1998 annual meeting of stockholders; and the initial term of the Class III directors shall expire upon the election and qualification of their successors at the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1997 annual meeting, successors to the Class of directors whose term expires at that annual meeting shall be elected for a three-year term and shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be

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

elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  B. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Increases or decreases in the number of directors shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  C. The election of directors need not be by written ballot unless the Bylaws shall so provide.

                  D. Notwithstanding the foregoing, whenever the holders of any one or more series of capital stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to
Article 6, Section A, unless expressly provided by such terms.

                  8. The affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power (as defined) of the Corporation shall be required for the approval of any proposal for the Corporation to dissolve, liquidate, merge, or consolidate with any other entity (other than an entity 90% of the voting power of which is owned by the Corporation), or sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises. "Voting Power" means the total number of votes that may be cast by holders of capital stock in the election of directors.

                  9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, Article 8 of this Restated Certificate of Incorporation. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws by resolution adopted by the affirmative vote of a majority of the Whole Board. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws except upon the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation and no

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Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

              10. A. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further limit the liability of a director, then the liability of a director of the Corporation shall be further limited to the fullest extent permitted by the GCL, as so amended.

                  B. The Corporation shall indemnify each person who is or was or has agreed to become a director or officer of the Corporation, and may indemnify other employees and agents of the Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended or supplemented, against all expenses and liabilities, including, but not limited to, counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he or she may be made a party, or in which he or she may become involved by reason of his or her being or having been a director, officer, employee or agent of the Corporation, or any settlement thereof, whether or not he or she is a director, officer, employee or agent at the time such expenses are incurred or liability incurred, except in such cases where the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article 10 or the GCL and the foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, employee or agent may be entitled.

                  C. The Corporation may purchase insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted by him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article 10.

                  11. The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Restated Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the corporation, the board of Directors or any committee of the Board of Directors on the interests of (i) the employees, franchisees, licensees, customers, suppliers and/or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances; provided, however, that the provisions of this Article 11 shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, or any action or proposed action on the Corporation or its stockholders directly; and provided further that this Article 11 shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

                  12. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable Jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed in its corporate name.

Dated:     November 1, 1996

                                            /s/ James A. MacCutcheon
                                            ------------------------------------
                                            Name: James A. MacCutcheon
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       CHOICE HOTELS INTERNATIONAL, INC.

                  Choice Hotels International, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  FIRST: At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting such amendment to the stockholders of the corporation for consideration thereof.

                  SECOND: That thereafter, a meeting of the stockholders of the Corporation was duly called and held on September 16, 1997, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the "GCL").

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the GCL.

                  FOURTH: Paragraph 1 of Article THIRD of the Restated Certificate of Incorporation shall be amended to read as follows:

         1. The name of the corporation is SUNBURST HOSPITALITY CORPORATION (the "Corporation").


                  FIFTH: Paragraph 4 of Article Third of the Restated Certificate of Incorporation shall be amended to read as follows:

         4. The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Sixty-Five Million (65,000,000), of which Sixty Million (60,000,000) shares having a par value of One Cent ($.0l) per share shall be common stock, and Five Million (5,000,000) shares having a par value of One Cent ($.0l) per share shall be preferred stock. Upon the date of the effectiveness of the amendment of this Article, (the "Effective Date"), each three (3) shares of Common Stock issued and outstanding and held in the treasury of the Corporation shall be converted into one (1) share of Common Stock. No fractional shares shall be issued pursuant to such conversion, and as of the

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         effective date of these Amendments, stockholders otherwise entitled to receive fractions of shares shall have no further interest as a stockholder in respect of such fractions of shares. The Corporation will pay in cash the fair value, as determined by the Board of Directors, of fractions of shares which otherwise would result from such conversion. Each certificate for Common Stock shall thereupon and thereafter evidence such number of shares of Common Stock, and/or the right to receive cash into which such shares have been converted, and may be surrendered to the Corporation for cancellation in exchange for new certificates representing such number of shares and/or cash.


                  Shares of common stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of common stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of common stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                  Without limiting the generality of the foregoing, shares of a series of common stock consisting of Twenty-Five Million (25,000,000) shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called "Common Stock."

                  The holders of record of the Common Stock shall be entitled to the following rights:

         (a) subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, to vote at all meetings of stockholders of the Corporation, and at all such meetings such holders shall have one vote in respect of each share of Common Stock held of record by them;

         (b) subject to the rights of any holders of any class or series of capital stock having a preference with respect to dividends, to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally therefor, such dividends as may be declared by the Corporation from time to time to holders Common Stock; and

         (c) subject to the rights of any holders of' any class or series of capital stock having a preference with respect to distribution of assets upon liquidation or

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         dissolution, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.


                  Shares of preferred stock of' the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                  Subject to the rights of any holders of any class or series of capital stock, as specified in the resolution providing for such class or series of capital stock, the holders of Common Stock are expressly denied the preemptive right to subscribe to any or all additional shares of capital stock of the Corporation or any or all classes or series thereof.

                  SIXTH: In accordance with Section 103 of the General Corporation Law of the State of Delaware, the foregoing amendments shall become effective on the date hereof.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Michael J. DeSantis, its authorized officer as of this 15th day of October, 1997.



                                       /s/ Michael J. DeSantis
                                       -----------------------------------------
                                       Name:  Michael J. DeSantis
                                       Title: Senior Vice President, General
                                              Counsel and Secretary

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